Exhibit 10.4

Summary of Compensation Arrangements with Brett E. Mancini

IEC Electronics Corp. (the “Company”) has the following compensatory arrangements with Brett E. Mancini, Vice President, Business Development and Engineering Solutions:

Mr. Mancini’s base salary is $183,000 per year. He participates in the Company’s short term management incentive plan (“MIP”) at 50% of salary at target. He also participates in the Company’s long term management incentive plan (“LTIP”) at 20% of salary at target. The MIP for fiscal 2014 is described in Exhibit 10.47 to the Company’s Annual Report on Form 10-K filed with the SEC on December 24, 2013 (which incorporated by reference Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2013). The LTIP for fiscal 2014 is described in Exhibit 10.48 to the Company’s Annual Report on Form 10-K filed with the SEC on December 24, 2013 (which incorporated by reference Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2013).

The Company maintains an $800,000 life insurance policy on Mr. Mancini’s life, payable to his designee.

Additionally, Mr. Mancini received an award of 30,000 restricted shares on January 29, 2014 in connection with his promotion as an executive officer of the Company. The shares vest over four years (10%, 20%, 30%, and 40%).

Mr. Mancini and the Company entered into a Salary Continuation and Non-Competition Agreement effective as of January 29, 2014, a copy of which is filed with the SEC as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 28, 2014.